Exhibit 10.26

TRILLER HOLD CO LLC

THIRD AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

(F/K/A 2021 UNIT OPTION PLAN)

1. Purpose. The purpose of the Plan is to provide a means (i) through which the Company and its Affiliates may attract and retain key personnel and (ii) whereby managers, directors, officers, employees, consultants and advisors (and prospective managers, directors, officers, employees, consultants and advisors) of the Company and its Subsidiaries can acquire and maintain an equity interest in the Company, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s Unitholders.

2. Definitions. The following definitions shall be applicable throughout the Plan. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the LLC Agreement.

(a) “Affiliate” means, with respect to any Person, (i) any other Person that directly or indirectly controls, is controlled by or is under common control with such Person; and/or (ii) to the extent provided by the Board, any Person in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means Options, Restricted Unit Awards and Restricted Equity Units, and any one or more of the foregoing as context requires.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” has the meaning ascribed to such term in any written agreement relating to the employment or services of a Participant or any severance agreement then in effect between such Participant and the Company or one of its Affiliates, or if no such agreement containing a definition of “Cause” is then in effect, means: (i) commission of, conviction for, plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude, or other act or omission involving dishonesty or fraud, (ii) conduct that constitutes dishonesty (including without limitation fraud or embezzlement), (iii) conduct that constitutes gross negligence or willful misconduct in the performance, or intentional non-performance, of the Participant’s duties which the Participant fails to cure within 10 days after receipt of a written notice of such negligence, misconduct or non- performance, (iv) material breach of the Participant’s obligations under any agreement entered into by such Participant with the Company or any of its Affiliates which the Participant fails to cure within 10 days after receipt of a written notice of such breach, (v) continued failure to substantially perform Participant’s duties for the Company or any of its Affiliates, (vi) breach of the Company’s or any of its Affiliates’ policies or procedures, or (vii) misconduct which causes or is reasonably expected to cause material harm to the Company or any of its Affiliates or their business reputations.

(e) “Change in Control” shall, unless the applicable Plan Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon the consummation of any transaction or series of related transactions (whether by merger, consolidation, conversion or otherwise) in which any Person, or group of Persons acting in concert, acquires (i) more than 50% of the outstanding Units or other equity securities of the Company (or securities convertible into or exchangeable for such securities) representing more than 50% of the voting power of the Company or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that for purposes of the Plan, the acquisition of securities pursuant to an offer made to the public via an effective registration statement filed with the Securities and Exchange Commission shall not constitute a Change in Control. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code includes any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(g) “Committee” means a committee of the Board, as described in Section 4(a).

(h) “Company” means Triller Hold Co LLC, a Delaware limited liability company.

(i) “Continuous Service Status” means the absence of any interruption or termination of services as an Eligible Person. Continuous Service Status shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company; or (iv) a transfer between locations of the Company or between the Company, its Parents, Subsidiaries, or Affiliates, or their respective successors, or a change in status from an employee to a consultant or from a consultant to an employee.

(j) “Disability” has the meaning ascribed to such term in any written agreement relating to the employment or services of a Participant or any severance agreement then in effect between such Participant and the Company or one of its Subsidiaries or, if no such agreement containing a definition of “Disability” is then in effect, means that such Participant is unable to perform the Participant’s duties for the Company or any of its Affiliates for six months in any 12-month period, as determined in good faith by the Company.

(k) “Eligible Person” means any (i) individual employed by the Company or a Subsidiary, provided, however, that no such individual covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) non-employee director of the Company or a Subsidiary; or (iii) consultant to the Company or a Subsidiary, provided that such individual must be eligible to be offered securities under Rule 701 under the Securities Act.

(l) “Exercise Documentation” means an exercise notice and purchase agreement in form acceptable to the Board in its sole discretion.

(m) “Exercise Price” means the exercise price with respect to an Option as specified in the applicable Option Agreement.

(n) “Fair Market Value” means, as of any date, the value of a Unit, as determined in good faith by the Board in accordance with Section 409A of the Code.

(o) “Grant Agreement” means an Option Agreement, Purchase Agreement, REU Agreement or RUA Award Agreement.

(p) “Grant Date” means the grant date specified in the Option Agreement or, if no such date is specified, the date specified in the authorization of the applicable Option.

(q) “LLC Agreement” means that certain Limited Liability Company Agreement, dated as of October 8, 2019, by and among the Company and its Members, as the same may be amended or restated from time to time.

(r) “Option” means an option to purchase Units granted to an Eligible Person under Section 8 of the Plan subject to such restrictions and conditions as the Board may determine at the time of grant. For the avoidance of doubt, no Option granted under the Plan shall be intended to qualify as an “incentive stock option” under Code Section 422.

(s) “Optionee” means a Person who holds an Option.

(t) “Option Agreement” means a written agreement approved by the Board evidencing the grant of an Option.

(u) “Option Period” has the meaning given such term in Section 8(d).

(v) “Parent” means any corporation, partnership, limited liability company or other entity in an unbroken chain of entities ending with the Company in which each entity owns at least 50% of the total combined voting power in another entity in the chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(w) “Participant” means a RUA Awardee, Optionee, Purchaser or REU Recipient.

(x) “Person” means any natural person, corporation, limited liability company, partnership, trust, unincorporated association, or other entity.

(y) “Plan” means this Triller Hold Co LLC Third Amended and Restated 2021 Equity Incentive Plan.

(z) “Purchase Agreement” means a written agreement approved by the Board evidencing the purchase of Units (including upon the exercise of an Option).

(aa) “Purchase Price” means the consideration for which one Unit may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board. For the avoidance of doubt, with respect to any Awards that are granted or transferred to the Participant in exchange for services, the Purchase Price shall be deemed to be $0 for all purposes hereunder.

(bb) “Purchaser” means a Person the Board has offered the right to purchase Units under the Plan (other than upon exercise of an Option).

(cc) “Restricted Equity Units” or “REU” means an award of equity units subject to such restrictions and conditions as the Board may determine at the time of grant.

(dd) “REU Agreement” means a written agreement approved by the Board evidencing the grant of Restricted Equity Units.

(ee) “REU Recipient” means a Participant granted an award of Restricted Equity Units.

(ff) “Restricted Unit Award” or “RUA” means an award of Units granted under the Plan subject to such restrictions and conditions as the Board may determine at the time of grant.

(gg) “RUA Awardee” means a Person the Board has granted an RUA under the Plan.

(hh) “RUA Award Agreement” means a written agreement approved by the Board evidencing an RUA.

(ii) “Sale” means a sale of Units under the Plan (other than upon exercise of an Option).

(jj) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Any reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(kk) “Subsidiary” means any corporation, partnership, limited liability company or other entity in an unbroken chain of such entities beginning with the Company in which each entity owns at least 50% of the total combined voting power in another entity in the chain.

(ll) “Substitute Award” has the meaning given to such term in Section 6(c).

(mm) “Unit” means one Class B Common Unit of the Company (and any other securities into which such Units may be converted or for which they may be exchanged), as potentially adjusted in accordance with Section 11 (if applicable).

3. Establishment; Duration.

(a) The Plan shall be effective as of the date as of which it is adopted by the Board; provided, however, that no grant may be made or Option exercised unless and until the Plan has been approved by the holders of a majority of the outstanding Class A Common Units, which approval must be obtained within 12 months before or after the date of the Plan’s adoption by the Board. Such approvals were obtained on July 31, 2021. Any Option granted under the Plan that is exercised before such approval is obtained must be rescinded if such approval is not obtained in the manner described in the preceding sentence.

(b) The expiration date of the Plan, on and after which date no grants may be granted hereunder, shall be the 10th anniversary of the earlier of (i) the date of the Plan’s adoption by the Board or (ii) the date of the Plan’s approval by the holders of the Company’s Class A Common Units; provided, however, that such expiration shall not affect Options then outstanding and the terms and conditions of the Plan shall continue to apply to such Options.

4. Administration.

(a) The Plan may be administered by one or more Committees. Each Committee shall consist, as required by applicable law, of one or more members of the Board who have been appointed by the Board. Each Committee shall have such authority and be responsible for such functions as the Board has assigned to it. If no Committee has been appointed, the entire Board shall administer the Plan. Any reference to the Board in the Plan shall be construed as a reference to the Committee (if any) to whom the Board has assigned a particular function.

(b) Subject to the provisions of the Plan and applicable law, the Board shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Board by the Plan, to take any actions it deems necessary or advisable for the administration of the Plan, including, without limitation, to: (i) designate Participants; (ii) determine the time or times of grant, and the extent, if any, of Awards granted to any one or more grantees; (iii) determine the number of Units to be covered by any Award; (iv) determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees; (v) accelerate at any time the exercisability or vesting of all or any portion of any Award; (vi) extend at any time the period in which Options may be exercised; (vii) at any time adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; (viii) interpret the terms and provisions of the Plan and any Award (including related written instruments); (ix) make all determinations it deems advisable for the administration of the Plan; (x) decide all disputes arising in connection with the Plan; and (xi) otherwise supervise the administration of the Plan.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any Unitholder of the Company.

(d) Subject to applicable law, the Board, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer (the “CEO”) of the Company (the CEO or such committee, as applicable, the “Officer Committee”), all or part of the Board’s authority and duties with respect to the granting of Awards (the “Delegated Awards”) to individuals who are not members of the Officer Committee. Any such delegation by the Board shall include a limitation as to the number of Units underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan. Additionally, in order to evidence the Officer Committee’s approval of Delegated Award grants pursuant to any delegation of authority, the Company shall compile a record documenting the Officer Committee’s approval of Delegated Award grants. Such record will list the name of each grantee, the type and amount of Delegated Awards approved for grant, the grant date, the vesting schedule for the Delegated Awards and any other non-standard material terms.

(e) Notwithstanding anything to the contrary in the Plan, with respect to the terms and conditions of Awards granted to Participants outside the United States, the Board may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so.

(f) No member of the Board, the Board, any delegate of the Board or any employee or agent of any member of the Company or its Affiliates (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under or determination made with respect to the Plan or any Option Agreement, REU Agreement or RUA Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person; provided, that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the LLC Agreement or other organizational documents of the Company or its Affiliates. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of the Company or any of its Affiliates, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(g) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Board under the Plan.

5. Eligibility. Participation shall be limited to Eligible Persons who have entered into a Grant Agreement or who have received written notification from the Board, or from a Person designated by the Board, that they have been selected to participate in the Plan.

6. Units Subject to the Plan; Limitations.

(a) Subject to Section 6(b) and Section 11, an aggregate of One Hundred Seventeen Million Five Hundred Thirty-One Thousand Five Hundred Ten (117,531,510) Units may be issued under the Plan.

(b) In the event that Units previously issued under the Plan are reacquired by the Company, such Units shall be added to the number of Units then available for issuance under the Plan. In the event that Units that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Purchase Price, Exercise Price or withholding taxes, such Units shall remain available for issuance under the Plan. In the event that an outstanding Option or other Award for any reason expires or is canceled, forfeited, reacquired by the Company prior to vesting, satisfied without the issuance of Units and Units that are withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall be added to the number of Units then available for issuance under the Plan.

(c) Awards may, in the sole discretion of the Board, be granted under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”) to a Person would otherwise be an Eligible Person following the closing of such acquisition or combination. The number of Units underlying any Substitute Awards shall be counted against the aggregate number of Units available for Awards under the Plan.

7. Restricted Unit Awards and Sales of Units.

(a) RUA Award or Purchase Agreement. Each RUA Award shall be evidenced by an RUA Award Agreement between the RUA Awardee and the Company and each Sale shall be evidenced by a Purchase Agreement between the Purchaser and the Company. Such RUA Award or Sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in an RUA Award Agreement or Purchase Agreement. The provisions of the various RUA Award Agreements and Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers and Nontransferability of Rights. Any right to purchase Units under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days (or such other period as may be specified in the RUA Award Agreement) after the grant of such right was communicated to the Purchaser by the Company. Such right is not transferable and may be exercised only by the Purchaser to whom such right was granted.

(c) Purchase Price. The Board shall determine the Purchase Price of Units to be offered under the Plan at its sole discretion. The Purchase Price shall be payable in a form described in Section 10.

8. Grant of Options.

(a) Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b) Number of Units. Each Option Agreement shall specify the number of Units that are subject to the Option and provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. The Exercise Price per Unit for each Option shall not be less than 100% of the Fair Market Value of such Unit determined as of the Grant Date. This Section 8(c) shall not apply to an Option granted pursuant to an assumption of, or substitution for, another option in a manner that complies with Section 424(a) of the Code.

(d) Vesting and Expiration Generally; Post-Termination Exercisability.

(i) Options shall vest and become exercisable in such manner and on such date or dates determined by the Board and set forth herein, or in the applicable Option Agreement or employment agreement or other service agreement, and shall expire after such period, not to exceed 10 years from the Grant Date (the “Option Period”), as may be determined by the Board and set forth in an Option Agreement; provided, however, that notwithstanding any vesting dates set by the Board, the Board may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(ii) Unless otherwise provided by the Board in an Option Agreement or employment agreement or other service agreement, (A) if a Participant’s Continuous Service Status with the Company or any of its Affiliates terminates for any reason, the unvested portion of an Option shall be immediately and automatically forfeited and cancelled without consideration or notice thereof, and the Participant shall have no right or entitlement thereto; and (B) if a Participant’s Continuous Service Status is terminated by the Company or any of its Affiliates for Cause, the vested portion of an Option (if any) shall be immediately and automatically forfeited and cancelled without consideration or notice thereof, and the Participant shall have no right or entitlement thereto.

(iii) Unless the Participant’s Continuous Service Status is terminated by the Company or any of its Affiliates for Cause, the vested portion of an Option (if any) shall remain exercisable by a Participant or a Participant’s beneficiary, as applicable, until the earliest of (A) six (6) months (or such longer period as may be set forth in the applicable Option Agreement) following the Participant’s termination of Continuous Service Status due to the Participant’s death or Disability (in which case such exercise may be made, prior to expiration, by the executors or administrators of the Optionee’s estate or by any Person who has acquired such Option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent such Option became vested and exercisable prior to Optionee’s termination of Continuous Service Status); (B) 30 days (or such longer period as may be set forth in the applicable Option Agreement) following the Participant’s termination of Continuous Service Status not as a result of the Participant’s death or Disability; and (C) the expiration of the Option Period.

(e) Nontransferability. Each Option shall be exercisable only by a Participant during the Participant’s lifetime, or, subject to the other provisions of this Plan, by the Participant’s legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will, by the laws of descent and distribution or to a revocable trust, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(f) No Rights as a Unitholder. An Optionee, or a transferee of an Optionee, shall have no rights as a unitholder with respect to any Units covered by the Optionee’s Option until such Person files a notice of exercise, pays the Exercise Price and satisfies all applicable withholding taxes pursuant to the terms of such Option.

(g) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of Award for the same or a different number of Units and at the same or a different Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(h) Compliance with Laws, etc. Notwithstanding anything to the contrary in the Plan or an Option Agreement, in no event shall a Participant be permitted to exercise an Option in a manner that the Board determines would violate applicable law, and such Option shall be subject to all approvals as may be required by any regulatory or governmental agency. The Board, in its sole discretion, may postpone the issuance or delivery of Units subject to an Option as the Board may reasonably consider appropriate and may require the Participant to make such representations, execute and deliver a joinder to the LLC Agreement, Exercise Documentation and any other document necessary to effect the grant of such Option, and furnish such information as the Board may consider appropriate in connection with the issuance or delivery of such Units in compliance with applicable laws, rules and regulations or otherwise. Any Units subject to an Option acquired by a Participant may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

9. Restricted Equity Units.

(a) Nature of REUs. The Board may grant Restricted Equity Units under the Plan. A Restricted Equity Unit is an Award of Units that may be settled in Units (or cash, to the extent explicitly provided for in the REU Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on Continuous Service Status and/or achievement of pre-established performance goals and objectives. The terms and conditions of each REU Award shall be determined by the Board, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Equity Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, but no later than March 15th of the year following the year in which such vesting period ends, the Restricted Equity Units, to the extent vested, shall be settled in the form of Units (or cash, to the extent explicitly provided for in the REU Grant Agreement). Restricted Equity Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Board shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive REUs in Lieu of Compensation. The Board may, in its sole discretion, permit an REU Recipient to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Equity Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Board and in accordance with Section 409A and such other rules and procedures established by the Board. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Equity Units based on the Fair Market Value of the Units on the date the compensation would otherwise have been paid to the REU Recipient if such payment had not been deferred as provided herein. The Board shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Board deems appropriate. Any Restricted Equity Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the REU Agreement.

(c) Rights as a Unitholder. An REU Recipient shall have the rights as a unitholder of the Company only as to Units acquired by the REU Recipient upon settlement of Restricted Equity Units.

(d) Termination. Except as may otherwise be provided by the Board either in the REU Agreement or, subject to Section 12, in writing after the REU is issued, an REU Recipient’s right in all Restricted Equity Units that have not vested shall automatically terminate upon the REU Recipient’s termination of employment (or cessation of Continuous Service Status) with the Company and its Subsidiaries for any reason.

10. Payment for Units.

(a) General Rule. The entire Purchase Price or Exercise Price of Units issued under the Plan shall be payable in cash or cash equivalents at the time when such Units are purchased, except as otherwise provided in this Section 10. In addition, the Board in its sole discretion may also permit payment through any of the methods described in (b) through (g) below.

(b) Services Rendered. Units may be awarded under the Plan in consideration of services rendered to the Company or an Affiliate thereof prior to the Award.

(c) Promissory Note. All or a portion of the Purchase Price or Exercise Price (as the case may be) of Units issued under the Plan may be paid with a full-recourse promissory note. The Units shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(d) Surrender of Units. All or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Units that are already owned by the Optionee. Such Units shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e) Broker-Assisted “Cashless” Exercise and Sale. If the Units are publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Units and to deliver all or part of the sales proceeds to the Company.

(f) Net Exercise. An Option may permit exercise through a “net exercise” arrangement pursuant to which the Company will reduce the number of Units issued upon exercise by the largest whole number of Units having an aggregate Fair Market Value (determined by the Board as of the exercise date) that does not exceed the aggregate Exercise Price or the sum of the aggregate Exercise Price plus all or a portion of the minimum amount required to be withheld under applicable tax law (with the Company accepting from the Optionee payment of cash or cash equivalents to satisfy any remaining balance of the aggregate Exercise Price and, if applicable, any additional withholding obligation not satisfied through such reduction in Units); provided that to the extent Units subject to an Option are withheld in this manner, the number of Units subject to the Option following the net exercise will be reduced by the sum of the number of Units withheld and the number of Units delivered to the Optionee as a result of the exercise.

(g) Other Forms of Payment. The Purchase Price or Exercise Price of Units issued under the Plan may be paid in any other form the Board may permit in accordance with applicable law.

11. Changes in Capital Structure and Similar Events.

(a) General. In the event of a subdivision of the outstanding Units, a declaration of a dividend payable in Units, a combination or consolidation of the outstanding Units into a lesser number of Units, a reclassification, a reorganization, a recapitalization, a unit split, a reverse unit split or other similar change in the Company’s units, any other increase or decrease in the number of issued units effected without receipt of consideration by the Company, additional Units or new or different units or other securities of the Company or other non-cash assets are distributed with respect to such Units or other securities or, any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Units are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), proportionate adjustments shall automatically be made in each of (i) the number and kind of Units available for future grants under Section 6, (ii) the number and kind of Units covered by each outstanding Award, (iii) the Exercise Price under each outstanding Option and the Purchase Price applicable to any unexercised unit purchase right, and (iv) any repurchase price that applies to Units granted under the Plan pursuant to the terms of a Company repurchase right under the applicable Grant

Agreement. In the event of a declaration of an extraordinary dividend payable in a form other than Units in an amount that has a material effect on the Fair Market Value of the Units, a recapitalization, a spin-off, or a similar occurrence, the Board at its sole discretion may make appropriate adjustments in one or more of the items listed in clauses (i) through (iv) above; provided, however, that the Board shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code. No fractional Units shall be issued under the Plan as a result of an adjustment under this Section 11(a), although the Board in its sole discretion may make a cash payment in lieu of fractional Units.

(b) Corporate Transactions. In the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s units or assets, all Units acquired under the Plan and all Options and other Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or all portions of an Award) in an identical manner. The treatment specified in the transaction agreement or as determined by the Board may include (without limitation) one or more of the following with respect to each outstanding Award:

(i) Continuation or assumption of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of Units and, if applicable, the per-Unit Exercise Prices, as such parties shall agree.

(ii) With respect to Options, the cancellation of such Options and a payment to the Optionee with respect to each Unit subject to the portion of the Option that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a Unit as a result of the transaction (the “Transaction Price”), over (B) the per-Unit Exercise Price of the Option (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee.

(iii) With respect to RUAs or REUs, the cancellation of such Awards, and, upon such cancellation, repayment to the Participant of the original Purchase Price, if any (or, if lesser, the Transaction Price).

(iv) Cancellation of all Awards without the payment of any consideration; provided that (i) in the case of vested Options, the Optionee shall be notified of such treatment and given an opportunity to exercise such Options (including Options that vest as of the effective date of the transaction) and (ii) in the case of RUAs or REUs, upon such cancellation, the Company shall repay the Participant the original Purchase Price, if any (or, if lesser, the Transaction Price). Any exercise of the Option during such period may be contingent upon the closing of the transaction.

(v) Suspension of the Optionee’s right to exercise the Option during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction.

(vi) Termination of any right the Optionee has to exercise the Option prior to vesting in the Units subject to the Option (i.e., “early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

For the avoidance of doubt, the Board has discretion to accelerate, in whole or part, the vesting and exercisability of any Award in connection with a corporate transaction covered by this Section 11(b). Additionally, for the avoidance of doubt, Restricted Unit Awards and Restricted Equity Units that have vested or been settled in stock prior to a transaction described in Section 11(b) hereof shall be treated in the manner described in the definitive transaction agreement to the holders of Units (or, in the event such transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties).

(c) Reservation of Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of (i) any subdivision or consolidation of the units of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of units of any class. Any issuance by the Company of units of any class, or securities convertible into units of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Units subject to an Option. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

12. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time for any or no reason. No Units shall be issued or sold, no Restricted Equity Award or Option shall be granted under the Plan after the termination thereof, except that Units shall be issued upon either the exercise of an Option (or other right to purchase Units) granted under the Plan or the settlement of Restricted Equity Units, in each case, to the extent such Option or Restricted Equity Unit was granted prior to such termination of the Plan. For the avoidance of doubt, the termination of the Plan, or any amendment hereof, shall not affect any Unit previously issued or any Option or Restricted Equity Unit previously granted under the Plan.

(b) Amendment of Option Agreements. The Board may, to the extent consistent with the terms of any applicable Option Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted or the associated Option Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant unless such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is required by, or necessary to comply with, applicable law, tax or regulatory requirement; provided further, that without Unitholder approval, except as otherwise permitted under Section 11, solely to the extent such Unitholder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Units may be listed or quoted), the Board may not take any action that is considered a “repricing” for purposes of the Unitholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Units are listed or quoted.

13. General.

(a) Securities Law Requirements. Units shall not be issued under the Plan unless, in the opinion of counsel acceptable to the Board, the issuance and delivery of such Units comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be liable for a failure to issue Units as a result of such requirements.

(b) Treatment as Compensation. Compensation that an individual earns or is deemed to earn under this Plan shall not be considered a part of his or her compensation for purposes of calculating contributions, accruals or benefits under any other plan or program that is maintained or funded by the Company, a Parent or a Subsidiary.

(c) Conditions and Restrictions on Units. Units issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Board may determine. Such conditions and restrictions shall be set forth in the applicable Grant Agreement and shall apply in addition to any restrictions that may apply to holders of Units generally. In addition, Units issued under the Plan shall be subject to conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

(d) Tax Matters.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Units, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Units, other securities or other property) of any required withholding taxes in respect of the vesting, settlement or exercise of an Award and to take such other action as may be necessary in the opinion of the Board or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of the foregoing, the Board may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by having the Company withhold from the number of Units otherwise issuable or deliverable pursuant to the settlement or exercise of an Award a number of Units with a Fair Market Value up to the maximum permissible statutory withholding.

(ii) Unless otherwise expressly set forth in a Grant Agreement, it is intended that Awards granted under the Plan shall be exempt from Code Section 409A, and any ambiguity in the terms of a Grant Agreement and the Plan shall be interpreted consistently with this intent. To the extent an Award is not exempt from Code Section 409A (any such Award, a “409A Award”), any ambiguity in the terms of such Award and the Plan shall be interpreted in a manner that to the maximum extent permissible supports the Award’s compliance with the requirements of that statute. Notwithstanding anything to the contrary permitted under the Plan, in no event shall a modification of an Award not already subject to Code Section 409A be given effect if such modification would cause the Award to become subject to Code Section 409A unless the parties explicitly acknowledge and consent to the modification as one having that effect. A 409A Award shall be subject to such additional rules and requirements as specified by the Board of Directors from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1). In addition, if a transaction subject to Section 11(b) constitutes a payment event with respect to any 409A Award, then the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(iii) Neither the Company nor any member of the Board shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

(e) Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to any participant’s current or future participation in the Plan, any Award, the Units subject to an Award, any other Company securities or any other Company-related documents, by electronic means. By accepting an Award, whether electronically or otherwise, each Participant will be deemed to have (i) consented to receipt of such documents by electronic means, (ii) consented to the use of electronic signatures, and (iii) if applicable, agreed to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent a Participant is or has been provided with a copy of the Plan, a Grant Agreement or any other documents relating to the Plan, any Award or any Awards subject to an Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

(f) No Claim to Awards; No Rights to Continued Service; Waiver. No employee of the Company or an Affiliate, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of any Award and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or service or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Grant Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Grant Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Grant Date.

(g) No Rights as a Unitholder. Except as otherwise specifically provided in the Plan, Grant Agreement, no Person shall be entitled to the privileges of ownership in respect of Units that are subject to REUs or Options granted under the Plan until such Units have been issued or delivered to that Person following execution of a joinder to the LLC Agreement by such Person, and the Person’s name shall have been entered as a Unitholder of record with respect to such Units on the books of the Company.

(h) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the holders of Class A Common Units for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options or other equity- based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) Reliance on Reports. Each member of the Board and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates or any other information furnished in connection with the Plan by any agent of the Company or the Board or the Board, other than himself.

(j) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(k) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles which would result in the application of the laws of another jurisdiction.

(l) Severability. If any provision of the Plan or any Award or Grant Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The terms of the Plan and any Grant Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and on the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(n) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(o) LLC Agreement and Other Agreements. Notwithstanding anything herein to the contrary, in no event shall Units be delivered pursuant to any Award under this Plan unless and until the Participant executes a joinder to the LLC Agreement. In addition, the Board may require, as a condition to the grant of or the receipt of Units under an Award, that the Participant executes lock-up or other agreements, as it may determine in its sole and absolute discretion.

(p) Designation of Beneficiary. Upon a Participant’s death, the beneficiary of any Award granted to the Participant prior to death shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

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As originally adopted by the Board of Directors of Triller Hold Co LLC on July 31, 2021 and approved by the Members holding a majority of the issued and outstanding Class A Common Units on July 31, 2021; and as amended and restated on September 30, 2023.